Exhibit 99.1

ITT Announces Strong Third-Quarter 2014 Results

Revenue growth driven by gains in oil and gas, automotive and rail; Raising 2014 EPS guidance

  Total and organic revenue increased 4 percent
  GAAP EPS decreased to $0.87 due to the impact in 2013 of a significant tax benefit
  Adjusted EPS increased 22 percent to $0.66
  GAAP segment operating margins expanded 230 basis points to 14.4 percent
  Adjusted segment operating margins expanded 190 basis points to 15.1 percent

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--October 31, 2014--ITT Corporation (NYSE:ITT) today reported that third-quarter 2014 total revenue grew by 4 percent to $657 million, reflecting growth in oil and gas project pumps in North America, Latin America and the Middle East; growth in the automotive brake pad aftermarket in Europe and market share gains in China; and global growth in rail shock absorbers. Organic revenue (defined as total revenue excluding foreign exchange, acquisitions and divestitures) was also up 4 percent.

Revenue results reflect growth in key geographies and end markets, including 14 percent growth in emerging markets, 15 percent growth in energy and 6 percent growth in transportation, partially offset by a 4 percent decline in industrial markets due to a decline in communication and other non-strategic connectors.

Third-quarter GAAP earnings from continuing operations decreased from $4.71 in 2013 to $0.87 per diluted share, reflecting the impact of a $4.08 per diluted share tax benefit in 2013 from a valuation allowance release. Adjusted earnings from continuing operations, which excludes special items, increased 22 percent to $0.66 per diluted share, reflecting strong segment operational performances and a lower effective tax rate, partially offset by increased corporate costs. Special items primarily included asbestos-related impacts, restructuring and realignment costs, repositioning costs and tax related items.

On a GAAP basis, total segment operating margins increased 230 basis points year-over-year to 14.4 percent. Total adjusted segment operating margins expanded by 190 basis points to 15.1 percent, reflecting strong net operating productivity and increased volume, partially offset by unfavorable mix and pricing, and growth investments.

“I am pleased to report that in the third quarter, ITT once again delivered a strong performance driven by our solid organic revenue growth and net operating productivity gains, which resulted in significant adjusted segment operating margin expansion and earnings per share growth,” said CEO and President Denise Ramos. “These results demonstrate the power of our portfolio – which is diversified and balanced across key end markets, geographies and customers – and a strategy that is keenly focused on long-term growth and value creation for stakeholders.

“Our performance also reflects the consistent commitment and execution of employees across all of our businesses and the steady progress they are making on strategies such as driving the Lean transformation, turning around key businesses and leveraging targeted strategic investments for growth. All of these efforts will continue as we move into 2015, which will help us make further progress to build our capabilities as we face ongoing economic uncertainty and geopolitical volatility.”

2014 Third-Quarter Business Segment Results

All results are compared with the prior-year third quarter

Industrial Process manufactures engineered fluid-process equipment for the oil and gas, chemical, mining and industrial markets and provides aftermarket services and parts.

  Third-quarter total and organic revenue was up 3 percent to $293 million. The increase reflects strong growth in oil and gas project pumps in North America, Latin America and the Middle East, partially offset by weaker chemical and industrial pumps and valves, as well as mining pumps in Asia and Latin America.
  GAAP operating income increased 12 percent to $31 million. Adjusted operating income increased 3 percent to $33 million, reflecting net operating productivity and favorable foreign exchange, partially offset by a higher mix of generally lower-margin large projects, operational impacts related to increased pump project complexity and incremental strategic investments.

Motion Technologies manufactures braking components and shock absorbers for the automotive and rail markets.

  Third-quarter total and organic revenue increased 11 percent to $197 million, reflecting automotive brake pad aftermarket growth in Europe and share gains in China, as well as strong performance by the shock absorber business in the global rail end market.
  GAAP operating income increased 47 percent to $37 million. Adjusted operating income was up 35 percent to $37 million, reflecting increased volume, strong net operating productivity, benefits from the shock absorber business turnaround and favorable foreign exchange, partially offset by unfavorable pricing and incremental strategic investments.

Interconnect Solutions manufactures highly specialized connectors for the oil and gas, medical, industrial and transportation, and aerospace and defense markets.

  Third-quarter total and organic revenue decreased 5 percent to $98 million, reflecting strength in North American oil and gas connectors and Asian general industrial connectors, which was more than offset by weaker defense and communication connectors and expected declines in non-strategic connectors.
  GAAP operating income was up 4 percent to $11 million. Adjusted operating income was up 25 percent to $14 million due to net operating productivity and restructuring benefits, partially offset by lower volume and a negative mix shift.

Control Technologies manufactures specialized equipment including actuation, valve, and noise and energy absorption components for the aerospace and industrial markets.

  Third-quarter total and organic revenue increased 1 percent to $71 million. The results reflect growth in general industrial solutions, primarily in energy absorption, which was offset by defense weakness and the impact of an end-of-life aerospace program. Revenue from ongoing commercial aerospace programs improved 7 percent.
  GAAP operating income and adjusted operating income each increased 15 percent to $16 million, as net strong operating productivity was partially offset by a negative mix shift due to defense weakness and the impact of an end-of-life aerospace program, as well as incremental strategic investments.

Annual Asbestos Remeasurement

In the third quarter, ITT recognized a $59 million pre-tax benefit as a result of its annual remeasurement of its asbestos liability and related insurance asset. This benefit reflects a reduction in the estimate of the net liability primarily based on lower legal defense costs and lower acceptance rates. The benefit was recognized as a special item and was excluded from adjusted results.

Guidance

The company is raising its adjusted EPS guidance range and updating its total revenue guidance range. GAAP EPS is expected to be in the range of $2.01 to $2.06. Adjusted EPS guidance is being raised by $0.03 at the mid-point resulting in a new adjusted EPS range of $2.42 to 2.47, which represents 21 percent growth at the mid-point versus the prior year. The increase reflects the third-quarter operational outperformance by the Motion Technologies and Control Technologies businesses and the better-than-expected volume at Motion Technologies in the automotive brake pad business, as well as the expectation that these gains will be partially offset by unfavorable foreign currency in the fourth quarter.

The company is maintaining its organic revenue guidance and lowering the high-end of its total revenue guidance to reflect the impact of foreign currency. Both full-year organic and total revenue growth are now expected to be in the range of 5 to 6 percent versus the prior year.

Investor Call Today

ITT's senior management will host a conference call for investors today at 9 a.m. EDT to review performance and answer questions. The briefing can be monitored live via webcast from the Investor Relations page on the company's website.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release and visit the Non-GAAP Reconciliations page on the company’s website.

About ITT

ITT is a focused multi-industrial company that designs and manufactures highly engineered critical components and customized technology solutions. Our customers in the energy, transportation and industrial markets depend on us to solve their most critical problems, and we focus on partnering with them to find solutions to their unique challenges. Founded in 1920, ITT is headquartered in White Plains, N.Y., with employees in more than 35 countries. The company has sales in approximately 125 countries and generated 2013 revenues of $2.5 billion. For more information, visit www.itt.com.

Safe Harbor Statement

This press release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 (the “Act”). No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. All forward-looking statements included in this presentation are based on information available to us on the date hereof, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. The forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the industry in which we operate, and other legal, regulatory and economic developments. These forward-looking statements include, but are not limited to, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance.

We use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target,“ “future,” “may,” “will,” “could,” “should,” “potential,” “continue,” “guidance” and other similar expressions to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Forward-looking statements in this press release should be evaluated together with the risks and uncertainties that affect our business, particularly those mentioned in the Risk Factors section of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED INCOME STATEMENTS
(In millions, except per share)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September		September
	2014	2013	2014	2013

Revenue	$657.1	$634.0	$1,994.6	$1,851.4

Costs of revenue	437.2	431.1	1,345.1	1,260.2
Selling, general and administrative expenses	122.6	125.2	381.4	370.2
Research and development expenses	20.1	16.1	56.4	48.9
Asbestos-related (benefit) costs, net	(42.5)	(15.4)	(10.8)	16.5
Total costs and expenses	537.4	557.0	1,772.1	1,695.8

Operating income	119.7	77.0	222.5	155.6
Interest and non-operating expenses (income), net	0.7	(2.3)	2.3	2.6
Income from continuing operations before
income tax expense (benefit)	119.0	79.3	220.2	153.0
Income tax expense (benefit)	38.0	(354.4)	63.4	(325.0)
Income from continuing operations	81.0	433.7	156.8	478.0
(Loss) Income from discontinued operations, net of tax	(0.3)	(2.3)	(4.2)	0.5
Net Income	80.7	431.4	152.6	478.5
Less: Income attributable to noncontrolling interests	0.4	0.7	1.8	1.2
Net Income attributable to ITT Corporation	$80.3	$430.7	$150.8	$477.3

Amounts attributable to ITT Corporation:
Income from continuing operations, net of tax	80.6	433.0	155.0	476.8
(Loss) income from discontinued operations, net of tax	(0.3)	(2.3)	(4.2)	0.5
Net Income	$80.3	$430.7	$150.8	$477.3

Earnings (loss) per share attributable to ITT Corporation:
Basic:
Continuing operations	$0.88	$4.79	$1.69	$5.24
Discontinued operations	-	(0.03)	(0.04)	0.01
Net income	$0.88	$4.76	$1.65	$5.25

Diluted:
Continuing operations	$0.87	$4.71	$1.67	$5.17
Discontinued operations	(0.01)	(0.02)	(0.05)	-
Net income	$0.86	$4.69	$1.62	$5.17

Weighted average common shares - basic	91.6	90.4	91.5	91.0
Weighted average common shares - diluted	92.9	91.9	92.9	92.3

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	September 30,	December 31,
	2014	2013
	(Unaudited)
Assets
Cash and cash equivalents	$522.6	$507.3
Receivables, net	569.2	496.7
Inventories, net	312.8	315.9
Other current assets	305.0	345.6
Total current assets	1,709.6	1,665.5

Plant, property and equipment, net	433.2	426.2
Goodwill	643.0	659.8
Other intangible assets, net	95.5	106.9
Asbestos-related assets	397.2	433.3
Deferred income taxes	282.2	303.6
Other non-current assets	146.0	144.9
Total assets	3,706.7	3,740.2

Liabilities and Shareholders' Equity
Accounts payable	330.7	332.7
Accrued liabilities	484.6	499.9
Total current liabilities	815.3	832.6

Asbestos-related liabilities	1,118.1	1,179.6
Postretirement benefits	205.5	243.3
Other non-current liabilities	266.1	277.8
Total liabilities	2,405.0	2,533.3

Total ITT Corporation shareholders' equity	1,296.9	1,201.0
Noncontrolling interests	4.8	5.9
Total shareholders' equity	1,301.7	1,206.9
Total liabilities and shareholders' equity	$3,706.7	$3,740.2

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	September 30,
	2014	2013

Operating Activities
Net income	$152.6	$478.5
Less: (Loss) income from discontinued operations	(4.2)	0.5
Less: Income attributable to noncontrolling interest	1.8	1.2
Income from continuing operations - ITT Corporation	155.0	476.8

Adjustments to income from continuing operations:
Depreciation and amortization	64.2	66.5
Stock-based compensation	10.8	9.7
Asbestos-related (benefit) costs, net	(10.8)	16.5
Asbestos-related payments, net	(8.9)	(19.2)
Changes in assets and liabilities:
Change in receivables	(93.5)	(106.5)
Change in inventories	(6.3)	7.4
Change in accounts payable	1.2	4.4
Change in accrued expenses	4.1	(3.5)
Change in accrued and deferred income taxes	5.0	(340.1)
Other, net	11.1	(13.4)
Net Cash - Operating Activities	131.9	98.6

Investing Activities
Capital expenditures	(74.4)	(58.2)
Purchases of investments	(165.1)	(147.2)
Maturities of investments	207.0	84.8
Other, net	-	1.8
Net Cash — Investing Activities	(32.5)	(118.8)

Financing Activities
Short-term debt, net	(38.0)	53.5
Long-term debt, repaid	(1.2)	(6.0)
Repurchase of common stock	(25.5)	(87.9)
Issuance of common stock	14.3	28.0
Dividends paid	(20.4)	(18.3)
Excess tax benefit from equity compensation activity	8.4	5.3
Other, net	(1.5)	1.2
Net Cash — Financing Activities	(63.9)	(24.2)

Exchange rate effects on cash and cash equivalents	(15.1)	(1.1)

Net Cash – Operating activities of discontinued operations	(5.1)	(18.4)

Net change in cash and cash equivalents	15.3	(63.9)
Cash and cash equivalents — beginning of year	507.3	544.5
Cash and cash equivalents - end of period	$522.6	$480.6

Key Performance Indicators and Non-GAAP Measures

Management reviews key performance indicators including revenue, segment operating income and margins, earnings per share, order growth, and backlog, among others. In addition, we consider certain measures to be useful to management and investors when evaluating our operating performance for the periods presented. These measures provide a tool for evaluating our ongoing operations and management of assets from period to period. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, dividends, acquisitions and share repurchases. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for measures determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators for purposes of our reconciliation tables.

Organic Revenues and Organic Orders are defined as revenues and orders, excluding the impact of foreign currency fluctuations and contributions from acquisitions and divestitures made during the last twelve months. Divestitures include sales of insignificant portions of our business that did not meet the criteria for presentation as a discontinued operation. The period-over-period change resulting from foreign currency fluctuations assumes translation at a constant exchange rate for the current and prior periods.

Adjusted Segment Operating Income and Adjusted Segment Operating Margin are defined as operating income, adjusted to exclude costs incurred in connection with the acquisition of Bornemann Pumps, the transformation costs, restructuring charges, spin-related repositioning charges and realignment costs; and adjusted segment operating margin is defined as adjusted segment operating income divided by total revenue. Spin-related repositioning charges are expenses to reposition the post-transformation organization to its full operating structure primarily consist of transition services agreement exit costs, advisory fees and other redesign actions related to the new company structure.

Adjusted Income from Continuing Operations, Adjusted EPS and Adjusted EPS Guidance are defined as income from continuing operations and income from continuing operations per diluted share, adjusted to exclude special items. Special items may include, but are not limited to, asbestos-related costs, transformation costs, repositioning costs, realignment costs, restructuring costs, acquisition-related expenses, income tax settlements or adjustments, and other unusual and infrequent non-operating items. Special items represent significant charges or credits on an after-tax basis that impact current results, but may not be related to the Company’s ongoing operations and performance.

Adjusted Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, cash payments for restructuring costs, transformation costs, repositioning costs, net asbestos cash flows and other significant items that impact current results which management believes are not related to our ongoing operations and performance. Due to other financial obligations and commitments, the entire free cash flow may not be available for discretionary purposes.

ITT Corporation Non-GAAP Reconciliation
Reported vs. Organic Revenue / Order Growth
Third Quarter 2014 & 2013
(In Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

		(A)	(B)		(C)	(D)	(E) = B-C-D	(F) = E / A
			Change	% Change	Acquisition / Divestitures	FX Impact	Change	% Change
	3M 2014	3M 2013	2014 vs. 2013	2014 vs. 2013	3M 2014	3M 2014	Adj. 2014 vs. 2013	Adj. 2014 vs. 2013

Revenues
ITT Corporation - Consolidated	657.1	634.0	23.1	3.6%	0.9	(2.5)	24.7	3.9%

Industrial Process	292.7	285.0	7.7	2.7%	0.9	(2.4)	9.2	3.2%
Motion Technologies	197.0	176.8	20.2	11.4%	0.0	0.0	20.2	11.4%
Interconnect Solutions	98.4	103.9	(5.5)	(5.3%)	0.0	0.0	(5.5)	(5.3%)
Control Technologies	70.7	69.9	0.8	1.1%	0.0	(0.1)	0.9	1.3%

Orders
Total Segment Orders	688.7	677.5	11.2	1.7%	0.9	(5.0)	15.3	2.3%

Industrial Process	325.3	329.7	(4.4)	(1.3%)	0.9	(2.6)	(2.7)	(0.8%)
Motion Technologies	203.9	182.5	21.4	11.7%	0.0	(2.4)	23.8	13.0%
Interconnect Solutions	92.7	100.6	(7.9)	(7.9%)	0.0	0.0	(7.9)	(7.9%)
Control Technologies	68.0	66.2	1.8	2.7%	0.0	0.0	1.8	2.7%

Note: Excludes intercompany eliminations
Immaterial differences due to rounding

ITT Corporation Non-GAAP Reconciliation
Reported vs Adjusted Segment Operating Income & Operating Margin
Third Quarter of 2014 & 2013
(In Millions)

	3M 2014	3M 2014		3M 2014	3M 2013	3M 2013		3M 2013	% Change		% Change
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted	As Reported 2014 vs. 2013		As Adjusted 2014 vs. 2013

Revenue:
Industrial Process	292.7			292.7	285.0			285.0	2.7%		2.7%
Motion Technologies	197.0			197.0	176.8			176.8	11.4%		11.4%
Interconnect Solutions	98.4			98.4	103.9			103.9	(5.3%)		(5.3%)
Control Technologies	70.7			70.7	69.9			69.9	1.1%		1.1%
Intersegment eliminations	(1.7)			(1.7)	(1.6)			(1.6)	6.3%		6.3%
Total Revenue	657.1			657.1	634.0			634.0	3.6%		3.6%

Operating Margin:
Industrial Process	10.6%	50	BP	11.1%	9.7%	140	BP	11.1%	90	BP	-	BP
Motion Technologies	18.5%	10	BP	18.6%	14.0%	140	BP	15.4%	450	BP	320	BP
Interconnect Solutions	11.4%	300	BP	14.4%	10.4%	60	BP	11.0%	100	BP	340	BP
Control Technologies	22.2%	-	BP	22.2%	19.6%	-	BP	19.6%	260	BP	260	BP
Total Operating Segments	14.4%	70	BP	15.1%	12.1%	110	BP	13.2%	230	BP	190	BP

Income:
Industrial Process	31.0	1.6		32.6	27.7	3.9		31.6	11.9%		3.2%
Motion Technologies	36.5	0.1		36.6	24.8	2.4		27.2	47.2%		34.6%
Interconnect Solutions	11.2	3.0		14.2	10.8	0.6		11.4	3.7%		24.6%
Control Technologies	15.7	0.0		15.7	13.7	0.0		13.7	14.6%		14.6%
Total Segment Operating Income	94.4	4.7		99.1	77.0	6.9		83.9	22.6%		18.1%

Note: Immaterial differences due to rounding.

Special items include, but are not limited to, repositioning costs associated with spin-related activities, restructuring and realignment costs and other unusual and infrequent non-operating items.

ITT Corporation Non-GAAP Reconciliation
Reported vs. Adjusted Income from Continuing Operations & Adjusted EPS
Third Quarter of 2014 & 2013
(In Millions, except per share amounts)

										Percent Change
	Q3 2014	Non-GAAP		Q3 2014	Q3 2013	Non-GAAP		Q3 2013	2014 vs. 2013	2014 vs. 2013
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted	As Adjusted	As Adjusted

Segment Operating Income	94.4	4.7	#A	99.1	77.0	6.9	#A	83.9

Interest Income (Expense)	(0.2)	-		(0.2)	3.2	(4.2)	#B	(1.0)
Other Income (Expense)	(0.5)	-		(0.5)	(0.9)	-		(0.9)
Corporate (Expense)	25.3	(38.4)	#C	(13.1)	-	(10.2)	#C	(10.2)

Income from Continuing Operations before Tax	119.0	(33.7)		85.3	79.3	(7.5)		71.8

Income Tax Benefit (Expense)	(38.0)	14.8	#D	(23.2)	354.4	(375.6)	#D	(21.2)

Income from Continuing Operations	81.0	(18.9)		62.1	433.7	(383.1)		50.6

Less: Non Controlling Interest	0.4	-		0.4	0.7	-		0.7

Income from Continuing Operations - ITT Corporation	80.6	(18.9)		61.7	433.0	(383.1)		49.9

EPS from Continuing Operations	0.87	(0.21)		0.66	4.71	(4.17)		0.54	0.12	22.2%

Note: Amounts may not calculate due to rounding.

#A -	2014 segment operating income includes restructuring costs ($2.1M); and realignment costs ($2.6M).
#A -	2013 segment operating income includes repositioning and transformation costs ($3.6M); restructuring costs ($1.6M); costs related to product line exit ($1.7M).

#B -	2013 interest income of ($3.5M) related to a legacy settlement and ($0.7M) reduction in interest expense related to tax audits.

#C -

2014 corporate (expense) includes repositioning and re-alignment costs ($3.1M); restructuring costs ($1.0); net asbestos related income ($42.5M).
Note: ($42.5M) net asbestos related income includes adjustment to maintain 10 year accrual ($16.3M) and remeasurement income ($58.8M).

#C -

2013 corporate operating expense includes repositioning costs ($5.0M); restructuring and integration costs ($0.2M); net asbestos related income ($15.4M).
Note: ($15.4M) net asbestos related income includes insurance settlement ($31.0M), adjustment to maintain 10 year accrual ($15.1M) and remeasurement expense ($0.5M).

#D -

2014 includes various tax-related special items including tax impact of change in valuation allowance assessment ($0.3), change in uncertain tax position ($0.7), and U.S. tax on foreign earnings of ($0.5M), in addition to the tax impact of the operating special items.

#D -

2013 includes various tax-related special items including reduction in tax valuation allowances of ($374.6M), and tax basis balance sheet adjustments ($1.5), in addition to the tax impact of the operating special items.

ITT Corporation Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Adjusted Free Cash Flow Conversion
Third Quarter 2014 & 2013
(In Millions)

	9M 2014	9M 2013

Net Cash - Operating Activities	131.9	98.6

Capital Expenditures	74.4	58.2

Free Cash Flow	57.5	40.4

Transformation & Repositioning Related Cash Payments	8.8	29.2

Restructuring Cash Payments	13.0	13.2

Asbestos Cash Payments, net	8.9	19.2

Adjusted Free Cash Flow	88.2	102.0

Income from Continuing Operations - ITT Corp.	155.0	476.8

Special Items	19.5	(335.7)

Income from Continuing Operations - ITT Corp., Excluding
Special Items	174.5	141.1

Adjusted Free Cash Flow Conversion	50.5%	72.3%

ITT Corporation Non-GAAP Reconciliation
GAAP vs. Adjusted EPS Guidance
Full Year 2014

	2014 Full-Year Guidance
	Low	High

EPS from Continuing Operations - GAAP	$2.01	$2.06

Asbestos Related Expense, Net of Tax	0.03	0.03

	$2.04	$2.09

Restructuring and Realignment Costs, Net of Tax	0.28

Repositioning Costs, Net of Tax	0.06

Tax-Related Special Items	0.04

EPS from Continuing Operations - Adjusted	$2.42	$2.47

CONTACT:
ITT Corporation
Investors:
Melissa Trombetta, +1 914-641-2030
melissa.trombetta@itt.com
or
Media:
Kathleen Bark, +1 914-641-2103
kathleen.bark@itt.com